UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On September 12, 2024, the Audit Committee of the Board of Directors (the “Audit Committee”) of Ispire Technology Inc. (the “Company”) determined, based on the recommendation of management, that the Company’s previously issued financial statements included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, and the Quarterly Report on Form 10-Q for the periods ended September 30, 2023 and December 31, 2023 should no longer be relied upon because of the following errors:

●	The incorrect presentation of cash payments on operating leases under financing activities instead of operating activities. As a result of correcting this error, the Company’s principal portion of lease payments totaling approximately $875,000 in the consolidated statements of cash flows for the year ended June 30, 2023, and approximately $245,000 in the consolidated statements of cash flows for the three months ended September 30, 2023 needs to be reclassified from financing activities to operating activities;

●	The omission of disclosing non-cash investing and financing activities related to the acquisition of “right of use” (ROU) assets in exchange for operating lease liabilities. As a result of the correction of this error, the Company needs to add disclosure of approximately $4,900,000 of leased assets obtained in exchange for operating lease liabilities as a non-cash financing item in the consolidated statement of cash flows for the year ended June 30, 2023 and approximately $3,700,000 for the three months ended September 30, 2023; and

●	The incorrect classification of shipping and handling costs as selling expenses (operating expenses) instead of being classified as cost of revenue. As a result of the restatement, the Company’s shipping and handling costs of approximately $300,000 needs to be reclassified from selling expenses to cost of revenue for the year ended June 30, 2023, approximately $45,000 for the three months ended September 30, 2023, and approximately $125,000 and $170,000 for the three and six months ended December 31, 2023.

The foregoing numbers are unaudited and may be subject to change.

The errors were first disclosed in the Company’s Form 10-Q for the second quarter ended December 31, 2023 (with respect to the errors relating to the consolidated statement of cash flows) and the third quarter ended March 31, 2024. The errors were initially corrected by revising the applicable financial statements. In connection with evaluating the error on the annual financial statements, the Audit Committee, based on the recommendation of management, has now concluded that the errors identified in these Form 10-Qs were material and the financial statements should have been restated as opposed to revised. However, as these financial statements have been corrected, no further adjustment is necessary.

The Company will correct the errors relating to the year ended June 30, 2023 in its Form 10-K for the fiscal year 2024 that will be filed as soon as reasonably practical. This Form 10-K will also include corrected information for the quarter ended September 30, 2023 and December 31, 2023 which will be restated when the Form 10-Q is filed for the quarter ended September 30, 2024 and December 31, 2024, respectively.

The restatement had no impact on the Company’s consolidated balance sheets, earnings per share, and net cash used by investing activities in the consolidated statements of cash flows.

The Audit Committee, along with management, discussed with Marcum LLP, its current independent registered public accounting firm, and MSPC Certified Public Accountants and Advisors P.C., the Company’s former auditors, the matters disclosed in this filing pursuant to this Form 8-K, Item 4.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: September 18, 2024

2